SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                         Date of Report October 14, 1997


                                    DCX, Inc.
             (Exact name of registrant as specified in its charter)



Colorado                             0-14273                      84-0868815
(State of                         (Commission                   (IRS Employer
incorporation)                    File Number)               Identification No.)



1597 Cole Boulevard, CO                                                    80401
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (303) 274-2700





                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 9. Sales of Equity Securities Pursuant to Regulation S.

On October 14, 1997, the Company sold a total of 250 additional shares of its Series A 6% Cumulative Convertible Redeemable Preferred Stock par value $.001 ("Series A Preferred"), pursuant to Regulation S. The total of this sale was $250,000 for a total of $1,250,000 in an offering which was increased by the Company to $1,500,000 from the total of $1,100,000 previously reported on Form 8-K, dated September 9, 1997. Transition Partners, Ltd., acted as the Company's placement agent for this transaction. The sale was made in a private offshore transaction to two non-US entities who represented to the Company that they were sophisticated investors.

Terms of the Series A Preferred remain the same as in the original offering reported on Form 8-K, dated September 9, 1997.
Shares of Series A Preferred Stock have the following conversion rights:


The Company paid a commission of 15 (%) percent of the total offering price to the placement agent/Transition Partners, Ltd. The holders of the 250 shares of Series A Preferred each have a demand and piggy back registration right.

The private sale of the Series A Preferred was exempt from registration under Regulation S. The sale was made in an offshore transaction to non US persons, and the purchasers made representations to the Company regarding their status and actions necessary to comply with Regulation S.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DCX, Inc.
                                   (Registrant)





October 27, 1997                     /S/  Fred Beisser
                                     -------------------------------------------
                                    (Signature)
                                     Frederick G. Beisser
                                     Secretary, Treasurer & Vice President -
                                     Finance & Administration



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